DIRECTORS' STOCK AWARD PLAN

(Amended by Board of Directors to October 26, 1999)


	1.	The purposes of the Directors Stock Award Plan are (a) to
attract and retain highly qualified individuals to serve as Directors of Schering-Plough Corporation (the
"Corporation"), (b) to relate non-employee Directors' compensation more closely to the Corporation's performance and its shareholders' interests, and (c) to increase non-employee Directors' stock ownership in the Corporation.

	2.	The Plan shall become effective on June 28, 1988 (the
"Effective Date").

	3.	Upon the Effective Date, all incumbent non-employee
Directors will receive 100 shares of Common Stock of the Corporation for each year or partial year remaining in his or her current term of directorship.

4. From and after October 26, 1999, each non-employee Director shall receive 2500 shares of Common Stock of the Corporation on the day following each Annual Meeting of Shareholders of the Corporation. Newly eligible non-employee Directors shall receive a pro rata portion of such award for the applicable term pending the next succeeding
Annual Meeting of Shareholders.


	5.	If the outstanding Common Stock of the Corporation shall at
any time be changed or exchanged by declaration of a stock dividend, stock split, combination of shares, recapitalization, merger, consolidation or other corporate reorganization in which the Corporation is the surviving corporation, the number of shares distributable pursuant to
Section 4 shall be appropriately and equitably adjusted.

	6.	All shares of Common Stock of the Corporation to be used
for purposes of this Plan shall be treasury shares.

	7.	Upon receiving a distribution of shares pursuant to this
Plan, the Director may be required to represent in writing that he or she is acquiring such shares for his or her account for investment and not with a view to, or for sale in connection with, the distribution of any part thereof.
The certificate for such shares may include any legend which the Corporation deems appropriate to reflect any restrictions on transactions.

	8.	This Plan shall be construed in accordance with the laws of
the State of New Jersey and may be amended or terminated at any time by action of the Board of Directors of the Corporation; provided, however, that this Plan shall not be amended more than once every six months, other than to comport with changes in the Internal Revenue Code, the Employee Retirement Income Security Act, or the rules thereunder.







	-2-
		Exhibit 10(c)